                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                   -----------------------------------------

                              TOWNE SERVICES, INC.
             (Exact name of Registrant as Specified in Its Charter)


        Georgia                                                 62-1618121
(State of Incorporation                                      (I.R.S. Employer
    or Organization)                                      Identification Number)


    3295 River Exchange Drive
            Suite 350
         Norcross, Georgia                                          30092
(Address of Principal Executive Offices)                          (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. []

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-53341

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                            Name of Each Exchange on
 Be so Registered                        Which Each Class is to be Registered

     None

Securities to be registered pursuant to Section 12(g) of the Act:

                   to be Common Stock, no par value per share
                                (Title of Class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For information with respect to the common stock, no par value per share (the "Common Stock"), of Towne Services, Inc., a Georgia corporation (the "Registrant"), see the information under the captions "Description of Capital Stock" and "Dividend Policy" contained in the prospectus to be filed by the Company pursuant to Rule 424(b) and deemed a part of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on May 21, 1998, as amended on June 29, 1998 and July 10, 1998, as such Registration Statement may be amended further from time to time (as so amended, the "Form S-1"). The prospectus is deemed to be incorporated herein by reference.

ITEM 2. EXHIBITS.

     The following exhibits are filed as a part of this Registration Statement:


Exhibit No.                   Description
-----------                   -----------
     1                        Amended and Restated Articles of Incorporation of
                              the Registrant (incorporated by reference to
                              Exhibit 3.1 to the Form S-1)

     2                        Amended and Restated Bylaws of the Registrant
                              (incorporated by reference to Exhibit 3.2 to the Form S-1).

     3 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Form S-1).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        TOWNE SERVICES, INC.



                                        /s/ Henry M. Baroco
                                        --------------------------
                                        Henry M. Baroco
                                        President


July 27, 1998